Exhibit 99.3
Resolute Natural Resources and Hicks Acquisition Company to Merge
in $582 Million Transaction Creating Resolute Energy Corp.
- Veteran Management Team with History of Success to
Continue Leading Resolute Post-Transaction -
Denver, CO and Dallas, TX — August 3, 2009 — Resolute Natural Resources Company, an independent oil and gas company with long-lived oil reserves, and Hicks Acquisition Company I (AMEX: TOH), a special purpose acquisition company founded and headed by Thomas O. Hicks, today announced a definitive agreement pursuant to which Resolute will go public through a transaction with Hicks Acquisition valued at $582 million. Following completion of the transaction, the combined enterprise will be renamed Resolute Energy Corporation and will apply for listing on the New York Stock Exchange.
Resolute, founded in 2004 by its management team, and Natural Gas Partners, a leading private equity investment firm specializing in the energy industry, is focused on the acquisition, exploitation and development of oil and gas properties with a particular emphasis on long-lived onshore U.S. opportunities. The company’s principal assets are a tertiary oil project in southeast Utah and a conventional gas field in the Powder River Basin of Wyoming. The company owns the majority of the interests in and operates virtually all of its wells. In addition to its producing properties Resolute owns exploratory acreage in the Big Horn Basin of Wyoming and the Black Warrior Basin of Alabama.
Resolute’s assets are 91% oil with proved reserves of 49.3 million barrels of oil equivalent based on year end SEC case engineering and a proved reserves to production ratio of 18 years at year-end 2008. With the rebound in oil prices since year-end 2008, a mid-year reserve analysis would result in significantly higher reserve levels, which Resolute anticipates will occur at year-end 2009 if commodity prices maintain or rise above current levels. In the first quarter of 2009 Resolute produced, on average, 7,626 barrels of oil equivalent per day net to its interest. Approximately 85% of Resolute’s first quarter revenue was from oil sales.
The NGP and Resolute management team will contribute their entire equity position to Resolute. Following the completion of the transaction the Hicks Founder and Sponsor, NGP and management will together own approximately 26% of Resolute. Hicks public shareholders will own approximately 74% of the new entity.
The transaction value implies an enterprise value to proved reserves ratio of $11.80 per barrel of oil equivalent, and an enterprise value to 2010 estimated EBITDA multiple of 6.5x, an attractive valuation relative to the closest comparables. Proceeds from the transaction will be used to repay a substantial portion of Resolute’s outstanding debt. Resolute’s post transaction debt balance will be well below the industry average and will provide the company with the financial flexibility to pursue organic growth and to capitalize on acquisition opportunities.
Thomas O. Hicks commented, “Resolute has all of the characteristics that we believe are essential for a company to succeed in the public markets: a high quality management team with extensive experience and success in the upstream oil and gas business, a strong and flexible balance sheet, and a focused asset play in a sector poised for significant activity. In addition, Hicks Acquisition shareholders benefit from acquiring Resolute at a compelling valuation relative to its publicly traded peers. We look forward to completing the transaction and supporting the management team going forward in order to realize Resolute’s full operational, financial and investment potential.”
“This is an exciting time to invest in the oil and gas industry,” added Nicholas J. Sutton, Chairman and CEO of Resolute, who will continue to lead the company as CEO of the combined entity. “Our operations are strategically located on properties with large, well identified quantities of oil in place, and through proven techniques such as CO2 injection and waterflooding we believe we have the opportunity to significantly increase oil production on a short-term as well as a long-term basis.”
Sutton continued, “As a result of this transaction Resolute will be well positioned to generate strong returns for investors through the combination of its long-lived properties, a management team with extensive experience and proven results in upstream operations, the expected strong growth in demand for oil and gas, the potential for positive pricing trends, and a greatly improved balance sheet. We are pleased to partner with Hicks Acquisition, a group of experienced investment professionals with a demonstrated successful track record in the energy industry, and to have the continued support of NGP, a leading energy industry investment firm, both of which will remain significant investors in Resolute.”
Mr. Sutton and the majority of his senior management team previously worked together as the management of HS Resources, Inc., an independent oil and gas company that was listed on the New York Stock Exchange prior to being sold to Kerr-McGee Corporation for $1.8 billion.
“Given Resolute’s high quality asset base and management’s strong track record of success, we are pleased to contribute our entire equity ownership in support of Resolute’s significant growth potential as a public company,” said Kenneth A. Hersh, Managing Partner of Natural Gas Partners. “Nick and his senior management team are among the best in the business and NGP’s relationship with them dates back more than 18 years to when we made our first investment in HS Resources. At that time, HS Resources was a small private company co-founded by Nick that grew to be a highly successful independent oil and gas company. We look forward to participating in their continued success and to working with the Hicks team which has a very strong history of investing in energy related businesses.”

Description of the Terms of the Transaction
Under the terms of the acquisition agreement relating to the proposed transaction, the management of Resolute and NGP will contribute their entire equity ownership and will receive 9.2 million Resolute common shares, representing approximately 18% of the pro forma outstanding shares, and additional equity ownership consisting of the 1.4 million earnout shares described below and also 6.9 million warrants. Also as part of the transaction, the Hicks-led sponsor will agree to eliminate approximately 53% of its founder shares, convert another approximately 14% of its founder shares to earnout shares (with a $15.00 per share trigger price and five year maturity), and transfer approximately 33% of both its founder warrants (through a transfer in value) and its sponsor “at risk” warrants to the seller, with the sponsor warrants being transferred in exchange for $0.50 per sponsor warrant. The Founder and Sponsor Warrants held by both sponsor and seller will be restructured to have an exercise price of $13.00 per share and an expiration date five years from the closing of the transaction.
For each warrant held, public warrant holders will be given the option to receive either $0.55 cash consideration (funded out of Hicks Acquisition’s trust account) or a new restructured warrant in Resolute exercisable for one share of Resolute common stock. Each restructured warrant will have an exercise price of $13.00 per share, a new redemption price of $18.00 per share and an expiration date of five years from the closing of the transaction. The amount of restructured warrants will be capped at 50% of the currently outstanding public warrants.
After completion of the transaction Hicks Acquisition stockholders, together with Mr. Hicks, will beneficially own approximately 82% of the common shares of Resolute outstanding. Also upon completion of the transaction, all of the outstanding shares of common stock of Hicks Acquisition will be converted into shares of Resolute. Common stock ownership percentages are calculated as basic ownership and exclude warrants and options from the ownership calculation.
The boards of directors of both Hicks Acquisition and Resolute have approved the acquisition agreement relating to the proposed transaction, which is expected to close during the third quarter of 2009. Completion of the transaction is subject to expiration or early termination of any applicable Hart-Scott-Rodino waiting period, the approval of the charter amendment by Hicks Acquisition’s stockholders to allow Hicks Acquisition to engage in a business combination with an energy company, the approval of the amendment to the Warrant Agreement by Hicks Acquisition’s warrantholders, the approval of the transaction by Hicks Acquisition’s stockholders, and other customary closing conditions. Hicks Acquisition will call a special meeting of its public warrant holders to seek approval of a proposal to amend the agreement governing its outstanding warrants. In addition, if holders of 30% or more of the shares of Hicks Acquisition’s common stock issued as part of Hicks Acquisition’s units in its initial public offering vote against the transaction and properly exercise their conversion rights, Hicks Acquisition will not be permitted to consummate the transaction.

Additional information about the transaction, as well as Resolute’s operations and historical financial information, will be contained in an investor presentation that will be made public today and filed by Hicks Acquisition with the Securities and Exchange Commission. Interested parties should visit the SEC website at http://www.sec.gov.
Other Matters
On July 31, 2009, Hicks Acquisition and The Blackstone Group agreed to mutually terminate the previously announced purchase agreement with respect to Graham Packaging Holdings Co. which was originally entered into on January 1, 2008 and subsequently amended on January 27, 2009.
As previously announced, Hicks Acquisition had received notice from NYSE Amex indicating that the company was not in compliance with annual stockholder meeting requirements and that it had been granted a grace period to regain compliance with the continued listing standards. In view of the special meeting of stockholders that will be called in connection with the Resolute transaction, Hicks Acquisition will hold its annual meeting in conjunction with the special meeting of stockholders. Hicks Acquisition contemplates holding such annual meeting by September 28, 2009 in lieu of the previously contemplated August 11, 2009 date.
Citigroup Global Markets Inc. is serving as financial advisor on the transaction for Hicks Acquisition. BMO Capital Markets, Deutsche Bank Securities Inc. and UBS Investment Bank are serving as financial advisors to Resolute. Legal counsel to Hicks Acquisition is Akin Gump Strauss Hauer & Feld LLP and legal counsel to Resolute is Davis Graham & Stubbs LLP.
Conference Call
Resolute and Hicks Acquisition will host a conference call on August 3, 2009 at 11:00 AM Eastern Time to discuss the transaction. The call will be open to the public. All interested parties should dial (866) 430-4166 (within the U.S.) or (706) 679-2563 (outside the U.S.) 10 to 15 minutes prior to the scheduled start of the call. For those unable to listen to the live broadcast, a replay will be available by dialing (800) 642-1687 (within the U.S.) or (706) 645-9291 (outside the U.S.) approximately two hours after the event and will be available for one week. The conference ID is 22689408.
ABOUT RESOLUTE NATURAL RESOURCES COMPANY
Resolute is an independent oil and gas company engaged in the acquisition, exploitation and development of oil and gas properties. The company operates producing properties in Utah, which were legacy properties acquired from two major oil companies, in connection with a strategic alliance with Navajo Nation Oil and Gas Company (wholly owned by the Navajo Nation) and in Wyoming and Oklahoma, which were acquired through the acquisition of a privately held oil and gas producer. In addition, Resolute owns exploration properties in Wyoming and Alabama.

ABOUT HICKS ACQUISITION COMPANY I, INC.
Hicks Acquisition is a special purpose acquisition company, launched in October 2007 in an initial public offering that was, with $552 million of gross proceeds, the largest SPAC IPO completed at that time. Founded by Thomas O. Hicks, Hicks Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.
ABOUT NATURAL GAS PARTNERS
Founded in 1988, Natural Gas Partners (NGP) is a $7.2 billion family of investment funds organized to make direct equity investments in private energy enterprises. NGP is part of the investment platform of NGP Energy Capital Management, a $9.5 billion firm that invests in all sectors of the energy industry through its investment vehicles: Natural Gas Partners and its related co-investment funds, NGP Capital Resources Company (NASDAQ: “NGPC”), NGP Energy Technology Partners, and NGP Midstream and Resources, L.P.
The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which will be filed by Hicks Acquisition with the SEC as an exhibit to a Current Report on Form 8-K.
IMPORTANT INFORMATION
In connection with the transaction, Resolute will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Hicks Acquisition and that will constitute a prospectus of Resolute. Hicks Acquisition will mail the proxy statement/prospectus to its stockholders. BEFORE MAKING ANY VOTING DECISION, HICKS ACQUISITION URGES ITS INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION. Hicks Acquisition’s stockholders may obtain copies of the proxy statement prospectus (when available) and all documents filed with the SEC regarding the transaction, free of charge, at the SEC’s website (www.sec.gov) or by directing a request to Hicks Acquisition at 100 Crescent Court, Suite 1200, Dallas, TX 75201.
PARTICIPANTS IN THE SOLICITATION
Hicks Acquisition and its directors and officers may be deemed participants in the solicitation of proxies to Hicks Acquisition’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in Hicks Acquisition is contained in Hicks Acquisition’s annual report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC, and will also be contained in the proxy statement/prospectus regarding the transaction when it becomes available. Hicks Acquisition’s stockholders may obtain additional information about the interests of the directors and officers of Hicks Acquisition in the transaction by reading the proxy statement/prospectus and other materials to be filed with the SEC regarding the transaction when such information becomes available.
FORWARD LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised”, “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this presentation include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertainties as to the timing of the transaction, approval of the transaction by Hicks Acquisition’s stockholders; the satisfaction of other closing conditions to the transaction, including the receipt of any required regulatory approvals; the approval of the charter amendment by Hicks Acquisition’s stockholders and the warrant amendment by Hicks Acquisition’s warrantholders; costs related to the transaction; the volatility of oil and gas prices; discovery, estimation, development and replacement of oil and gas reserves; the future cash flow, liquidity and financial position of Resolute; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; availability and terms of capital; the effectiveness of Resolute’s CO2 flood program; the timing and amount of future production of oil and gas; availability of drilling and production equipment; operating costs and other expenses of Resolute; the success of prospect development and property acquisition of Resolute; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; Resolute’s relationship with the Navajo Nation and Navajo Nation Oil and Gas, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas become exercisable; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; government regulation of the oil and gas industry; developments in oil-producing and gas-producing countries; the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this press release. Hicks Acquisition and Resolute undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contacts:
Sloane & Company
Josh Hochberg or Nevin Reilly
212-486-9500